EXHIBIT 4.1

                   THE FIRST AMERICAN FINANCIAL CORPORATION

                          1997 DIRECTORS' STOCK PLAN


                                   SECTION 1

                                    PURPOSE

     The purpose of The First American Financial Corporation 1997 Directors' Stock Plan (the "Plan") is to maintain the ability of The First American Financial Corporation (the "Company") to attract and retain the services of experienced and highly qualified individuals to serve as directors of the Company and to create a proprietary interest of such directors in the Company's continued success.

                                   SECTION 2

                                  DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

     (a)  "Act" means the Securities Exchange Act of 1934, as amended.

     (b)  "Board" means the Board of Directors of the Company.

     (c) "Change in Control" means the occurrence, following the grant of an Option, of any of the following events:

          (i) the acquisition by any person, entity or group (within the meaning of Section 13(d)(3) of the Act) as beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company; or

          (ii) a change, during any period of two consecutive years, of a majority of the Board as constituted at the beginning of such period, unless the election of each director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors then in office who were
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               directors at the beginning of such period; or

         (iii) any other event constituting a change in control required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Act.

     (d)  "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means the Compensation Committee of the Board, which shall consist of two or more members, each of whom shall be Non-Employee Directors, or any other committee appointed by the Board to administer the Plan.

     (f) "Company" means The First American Financial Corporation, a California corporation, and any successor thereto.

     (g)  "Director" means a member of the Board.

     (h) "Disability" means, with respect to any Director, an inability, as determined by the Board, to perform duties and services as a Director by reason of a medically determinable physical or mental impairment, supported by medical evidence, that can be expected to last for a continuous period of not less than six months.

     (i) "Fair Market Value" means, on any date, the average of the bid and asked for price of a share of Stock as reported on the New York Stock Exchange ("NYSE") (or on such other recognized market or quotation system on which shares of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on NYSE (or such other market or system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

     (j) "Incentive Stock Option" means an Option that is an Incentive Stock Option within the requirements of Section 422 of the Code.

     (k) "Non-Employee Director" means a Director who is a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Act.

     (l) "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

     (m) "Option" means the right to purchase Stock at a stated price for a specified period of time.

     (n) "Optionee" means a Non-Employee Director to whom one or more Options has been granted pursuant to the Plan.

     (o) "Plan" means The First American Financial Corporation 1997 Directors' Stock Plan, as in effect from time to time.

     (p) "Retirement" means, with respect to any Director, termination of such Director's directorship at the written election of such Director on or after the date such Director attains age 65.

     (q) "Stock" means the Common shares of the Company, par value $1.00 per share.


2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
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                                   SECTION 3

                         ELIGIBILITY AND PARTICIPATION

     Only Non-Employee Directors may participate in the Plan.


                                   SECTION 4

                            POWERS OF THE COMMITTEE

     The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan with a view to carrying out its provisions and purposes. All determinations, decisions, interpretations and other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.


                                   SECTION 5

                                 STOCK OPTIONS

5.1 Grants of Options. The Committee may, if it so determines, grant Options to Non-Employee Directors, provided that, (a) if any grant of Options is so made, such Options shall (i) be granted to all individuals who are Non-Employee Directors at the time of such grant and (ii) contain identical terms (including, without limitation, the number of shares of Stock that may be purchased pursuant thereto), and (b) the number of shares of Stock that may be purchased pursuant to Options granted to any Non-Employee Director under this Plan shall not exceed 1,500 shares during any twelve consecutive month period. Notwithstanding any other provision of this Plan, no Option shall be granted hereunder unless sufficient shares of Stock are available therefor under Section 7.

5.2 Option Agreement. Each Option shall be a Nonstatutory Stock Option evidenced by an Option agreement that shall specify the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

5.3 Option Price. Options granted pursuant to the Plan shall have an exercise price that is not less than the Fair Market Value on the date the Option is granted.

5.4 Exercise of Options. Each Option shall be subject to the following restrictions on exercise:

     (a) An Option shall not be exercisable, in whole or in part, after the expiration of 10 years from the date the Option was granted. To the extent that an Option is not exercised within the ten-year period of exercisability, it shall expire as to the then unexercised part.

     (b) An Option shall not be exercisable with respect to a fractional share or with respect to the lesser of 100 shares or the full number of shares then subject to the Option. If a fractional share shall become subject to an Option by reason of a stock dividend or otherwise, the Optionee shall not be entitled to exercise the Option with respect to such fractional share.

     (c) Except as provided in Sections 5.5 and 8, an Option shall not be exercisable in whole or in part unless the Optionee, at the time the
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          Optionee exercises the Option, is, and has been at all times since the date of grant of the Option, a Non-Employee Director.

     (d) The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The Committee may, in its discretion, permit a Non-Employee Director to make payment in Stock already owned by him or her, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Non-Employee Director a certificate or certificates representing the acquired shares of Stock.

     (e) If at any time the Board shall determine, in its discretion, that the listing, registration or qualification of shares of Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Stock hereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.

          Notwithstanding the foregoing, no Option shall be exercisable more than 10 years after the date on which it is granted.

5.5 Change in Control. In the event of a Change in Control, unless directed otherwise by a resolution of the Board adopted prior to and specifically relating to the occurrence of such Change in Control, each outstanding Option shall, notwithstanding anything to the contrary contained in this
     Section 5 or Section 8, immediately become fully exercisable and may be exercised at any time prior to the earlier of (a) the expiration of the term of such Option and (b) the date that is one year following such Change in Control.


                                   SECTION 6

                              STOCK COMPENSATION

     The Committee, by majority action thereof, may prescribe rules and regulations that permit Non-Employee Directors to elect to receive shares of Stock in lieu of cash compensation payable to Non-Employee Directors by the Company for their services as Directors. All determinations, decisions, interpretations and other actions made or taken by the Committee pursuant to the provisions of this Section 6 shall be final, binding and conclusive for all purposes and upon all persons.


                                   SECTION 7

                             STOCK SUBJECT TO PLAN

7.1 Number. Subject to the provisions of Section 7.3, the aggregate number of shares of Stock subject to Options awarded under Section 5.1 of the Plan and issued in lieu of cash compensation under Section 6 of the Plan may not exceed 400,000 shares. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

7.2 Canceled, Terminated, or Forfeited Options. Any shares of Stock subject to an Option which for any reason is canceled, terminated, expires or
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     otherwise settled without the issuance of any Stock shall again be available for Options subsequently granted under the Plan.

7.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under Section 7.1 for Options or for compensation in lieu of cash or subject to outstanding Options, and the respective prices and/or performance criteria applicable to outstanding Options, may be appro-priately adjusted by the Committee, whose determination shall be conclusive.


                                   SECTION 8

                            TERMINATION OF SERVICE

8.1 Termination of Service Due to Retirement. In the event an Optionee ceases to be a Non-Employee Director by reason of Retirement, any Options granted to such Optionee which are not then exercisable shall be canceled and any Options granted to such Optionee which are then exercisable and outstanding may be exercised at any time prior to the earlier of (a) the expiration of the term of the Options and (b) the date that is 90 days following Retirement.

8.2 Termination of Service Due to Death or Disability. In the event an Optionee ceases to be a Non-Employee Director by reason of death or Disability, any Options granted to such Optionee which are then outstanding may be exercised by the Optionee or the Optionee's designated beneficiary, and if none is named, in accordance with Section 10.2, at any time prior to the earlier of (a) the expiration of the term of the Options and (b) the date that is one year following death or Disability.

8.3 Termination of Service For Other Reasons. In the event an Optionee ceases to be a Non-Employee Director for any reason other than one described in Section 8.1 or 8.2, any Options granted to such Optionee which are not exercisable shall be canceled, and any Options granted to such Optionee which are exercisable and outstanding at the date such Optionee ceases to be a Non-Employee Director shall be exercisable at any time prior to the earlier of (a) the expiration of the term of such Options and (b) the fifth day following the date such Optionee ceases to be a Non-Employee Director.


                                   SECTION 9

               AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the applicable Optionee.

                                  SECTION 10

                           MISCELLANEOUS PROVISIONS

10.1 Nontransferability of Options. No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution to an Optionee's designated beneficiary upon such Optionee's death, provided that the deceased Optionee's beneficiary or the representative of his estate shall acknowledge and agree in writing, in a form prescribed by the Committee, to be bound by the provisions of the
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     Plan as if such beneficiary or the estate were the Optionee.  All rights with respect to Options granted to an Optionee under the Plan shall be exercisable during his lifetime only by such Optionee.

10.2 Beneficiary Designation. Each Optionee may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in the event of the Optionee's death. Each designation will revoke all prior designations by the same Optionee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Optionee in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Optionee's death shall be paid to or exercised by the Optionee's surviving spouse, or, if the Optionee has no surviving spouse, then to or by the Optionee's estate.

10.3 No Guarantee of Directorship. Nothing in the Plan shall interfere with or limit in any way the right of the Company's stockholders to terminate any Non-Employee Director's directorship at any time or for any reason, nor confer upon any Non-Employee Director any right to continue to serve as a Director of the Company.

10.4 Tax Withholding. Any Federal, state, and local taxes, required by law to be withheld with respect to Stock received upon the exercise of an Option under the Plan or benefits earned and vested under any other compensation arrangement may, if not remitted by an Optionee, be withheld from Stock otherwise issuable to such Optionee or from such Optionee's other compensation for serving as a Director and which is available for withholding. Prior to issuing Stock or authorizing the issuance of Stock under this Plan, the Company may require such documents from any taxing authority, or may require such indemnities or surety bond from any Optionee or beneficiary, as the Company shall reasonably consider necessary for its protection.

10.5 Indemnification. The Company shall, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the Committee, and any employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person. The right of indemnity described in the preceding sentence shall be conditioned upon (i) the timely receipt of notice by the Company of any claim asserted against the individual, which notice, in the event of a lawsuit, shall be given within ten days after receipt by the individual of the complaint, and (ii) the receipt by the Company from the individual of an offer for the Company to participate in the settlement or defense of such claim.

10.6 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Directors in cash, Stock or property, in a manner differing from that authorized under the Plan.

10.7 Requirements of Law. The granting of Options and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.8 Term of Plan. The Plan shall be effective upon its adoption by the Board and approval by the shareholders of the Company. The Plan shall continue in effect, unless sooner terminated pursuant to Section 9, until April 24, 2007.
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10.9 Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.